UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

December 24, 2015 (May 30, 2015)

 PetLife Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52445	33-1133537
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 N. Camden Dr., Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 279-5152

Clear TV Ventures, Inc.

(formerly Eco Ventures Group, Inc.)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On May 30, 2015 Petlife Pharmaceuticals, Inc., formerly Clear TV Ventures, Inc., (the “Registrant” or the “Company”) was notified by RBSM LLP (” RBSM”) that the firm resigned as the Company’s independent registered public accounting firm .The Company engaged LBB & Associates, Ltd., LLP (“LBB”), as its new independent registered public accounting firm on December 1, 2015. The decision to engage the LBB as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors. Except as noted in the paragraph immediately below, the reports of RBSM on the Company’s financial statements for the years ended August 31, 2013 and August 31, 2012 and for the period from November 9, 2010 (date of inception) through August 31, 2013.did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of the RBSM on the Company’s financial statements as of and for the years ended August 31, 2013 and August 31, 2012 and for the period from November 9, 2010 (date of inception) through August 31, 2013 contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company had not generated sufficient cash flow from operations to meet its obligations.

During the years ended August 31, 2013 and August 31, 2012 and for the period from November 9, 2010 (date of inception) through August 31, 2013., and through May 30, 2015, the Company has not had any disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to RBSM’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the years ended August 31, 2013 and August 31, 2012 and for the period from November 9, 2010 (date of inception) through August 31, 2013, and through May 30, 2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided RBSM with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from RBSM is attached hereto as Exhibit 16.1

New independent registered public accounting firm

Effective December 1, 2015 (the “Engagement Date”), the Company engaged LBB & Associates Ltd., LLP (“LBB”) as its independent registered public accounting firm for the Company’s fiscal years ended August 31, 2014 and August 31, 2015. The decision to engage LBB as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with LBB regarding either:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that LBB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from RBSM LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  PETLIFE PHARMACEUTICALS, INC.

  (Registrant)

Dated: December 28, 2015	By:	/s/ Dr. Arthur Mikaelian
Dr. Arthur Mikaelian
President